PAGE 1

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1994

                                                    REGISTRATION NO. 33-50399


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                         THE CONTINENTAL CORPORATION
            (Exact name of registrant as specified in its charter)

          NEW YORK                                 13-2610607
(State or other jurisdiction                    (I.R.S. Employer
             of                                Identification No.)
      incorporation or
        organization)



                               180 MAIDEN LANE
                           NEW YORK, NEW YORK 10038
                                (212) 440-3000
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           WILLIAM F. GLEASON, JR.
                            SENIOR VICE PRESIDENT,
                        GENERAL COUNSEL AND SECRETARY
                         THE CONTINENTAL CORPORATION
                               180 MAIDEN LANE
                           NEW YORK, NEW YORK 10038
                                (212) 440-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  COPIES TO:

 EDWARD A. PERELL, ESQ.                             ALAN APPELBAUM, ESQ.
  DEBEVOISE & PLIMPTON                      CLEARY, GOTTLIEB, STEEN & HAMILTON
    875 THIRD AVENUE                                  ONE LIBERTY PLAZA
NEW YORK, NEW YORK 10022                          NEW YORK, NEW YORK 10006



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions, after the effective date of this registration statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


     Pursuant to Rule 429 under the Securities Act of 1933, the combined prospectus contained herein also relates to the Registrant's Registration Statement on Form S-3, Registration No. 33-43824.

      PAGE 1


PROSPECTUS

                         THE CONTINENTAL CORPORATION

                         $150,000,000 DEBT SECURITIES



     The Continental Corporation (the "Corporation") may from time to time offer its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Corporation (the "Debt Securities") in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued in one or more series and will be limited to U.S. $150,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of issue), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Corporation, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $150,000,000 to the Corporation). Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, the aggregate principal amount, the denomination, the maturity, the premium, if any, the rate (which or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on the Offered Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on the Offered Securities will be payable, any terms of redemption at the option of the Corporation or the holder, any sinking fund provisions, the initial public offering price and other special terms in connection with the offering and sale of the Offered Securities, and the net proceeds to the Corporation from such offering. The Debt Securities may be denominated in United States dollars or, at the option of the Corporation if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The Corporation may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT
          SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

              The date of this Prospectus is May 13, 1994.


                                      1
      PAGE 2

                            AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of two registration statements on Form S-3 (together with all amendments and exhibits, the "Registration Statements") filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statements, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the Debt Securities, reference is made to the Registration Statements. The Registration Statements may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of them may be obtained from the Commission upon payment of the prescribed fees.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 have been filed with the Commission and are incorporated herein by reference.


     Each document or report subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statements and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements or this Prospectus.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Written requests should be directed to:
The Continental Corporation, 180 Maiden Lane, New York, New York 10038,
Attention: Corporate Communications/Investor Relations Department (telephone:
(212) 440-3000).

                                      2
      PAGE 3

                               THE CORPORATION

     The Corporation, a New York corporation incorporated in 1968, is an insurance holding company. Its best known subsidiary, The Continental Insurance Company, was organized in 1853. The principal business of the Corporation is the ownership of a group of property and casualty insurance companies. The Corporation's other principal subsidiaries and affiliates provide investment management, claims adjusting, and risk management services. In 1993, the Corporation sold its premium financing operations; in 1992, the Corporation instituted a plan to withdraw from the traditional assumed reinsurance and marine reinsurance businesses and the indigenous international and international marine insurance businesses. The results of these operations are now reported as discontinued and previously reported information has been restated accordingly.

     The Corporation's principal executive offices are located at 180 Maiden Lane, New York, New York 10038, and its telephone number is (212) 440-3000. Unless the context otherwise requires, "Corporation", as used in this Prospectus, includes The Continental Corporation and its consolidated subsidiaries.

     The Corporation's ability to pay principal and interest on the Debt Securities is affected by the ability of its insurance company subsidiaries, its principal sources of cash flow, to declare and distribute dividends, to make loans and advances to it and to make payments under tax sharing agreements, all of which may be limited by regulatory restrictions. Insurance company subsidiaries of the Corporation are subject to various state statutory and regulatory restrictions, applicable generally to each insurance company in its state of incorporation, that limit the amount of dividends, loans, advances and other distributions that those subsidiaries may pay to the Corporation. The restrictions are generally based on certain levels of surplus, investment income and operating income, as determined under statutory insurance accounting practices. Some restrictions require that dividends, loans, advances and other distributions in excess of stated levels be approved by state regulatory authorities. During 1993, the Corporation's insurance subsidiaries paid it $120 million in dividends; during first quarter 1994, the Corporation's insurance subsidiaries paid it $31 million in dividends. Several states in which these subsidiaries are domiciled have enacted more stringent dividend restrictions based on percentages of surplus and net income from operations. These restrictions will, under certain circumstances, significantly reduce the maximum amount of dividends and other distributions payable to the Corporation by its insurance subsidiaries, without approval by state regulatory authorities. No assurance can be given that more stringent restrictions will not be adopted from time to time by such states or other states in which the Corporation's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends payable to the Corporation by such subsidiaries without approval by state regulatory authorities. To the extent that its insurance subsidiaries do not generate amounts available for distribution sufficient to meet the Corporation's cash requirements without regulatory approval, Continental would seek approval for additional distributions. Under the restrictions currently in effect, the maximum amount available for payment of dividends to the Corporation by its insurance subsidiaries during the year ending December 31, 1994 without regulatory approval is estimated to be $207 million in addition to the $31 million paid during first quarter 1994. The Corporation anticipates that dividends from its insurance subsidiaries, together with cash from other sources, will enable it to meet its obligations for interest and principal payments on debt, corporate expenses, declared shareholder dividends and taxes in 1994.

     In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary of the Corporation, all creditors of such subsidiary, including holders of property and casualty insurance policies, would be entitled to payment in full out of the assets of such subsidiary before the Corporation, as shareholder, and thus would be paid before the creditors of the Corporation (including the holders of the Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                               USE OF PROCEEDS

     The Corporation intends to use the net proceeds from the sale of the Debt Securities to reduce short-term borrowings. To the extent the net proceeds are not immediately used for the foregoing purposes, the Corporation intends in the interim to invest such proceeds in U.S. Government or U.S. Government guaranteed instruments held in a separate portfolio.

                                      3
      PAGE 4

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's ratio of earnings to fixed charges for the periods indicated:

                        YEAR ENDED DECEMBER 31             QUARTER ENDED
                                                              MARCH 31

                      1989  1990  1991  1992  1993              1994

Ratio of Earnings
to Fixed Charges*     2.30  2.34  1.64  1.89  2.28             (2.07)




* Earnings available for fixed charges consist of income from continuing operations before income taxes, plus fixed charges, reduced by the Corporation's recorded equity in undistributed earnings of its less than 50% owned persons. Fixed charges consist of interest on indebtedness, including interest on capitalized leases, interest on savings deposits incurred by the Corporation's wholly-owned commercial bank, interest on borrowings of its premium finance companies, amortization of debt expense and premium and the portion of rentals representing interest. In 1993, the Corporation sold its premium financing operations; in 1992, the Corporation instituted a plan to withdraw from the traditional assumed reinsurance and marine reinsurance businesses and the indigenous international and international marine insurance businesses. Accordingly, the results of these operations are now treated as discontinued, and prior year ratios have been adjusted to reflect this treatment.

                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued in one or more series under an Indenture, dated as of March 15, 1992 (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee"). The Debt Securities offered pursuant to this Prospectus will be limited to U.S. $150,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of issue), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Corporation, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $150,000,000 to the Corporation). The statements herein relating to the Debt Securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. A copy of the form of Indenture is filed as an exhibit to the Registration Statements of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Corporation. The Debt Securities will not be subordinated to any other unsecured indebtedness of the Corporation. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance of other secured or unsecured debt of the Corporation. Any such unsecured debt may rank equally with or be subordinated to the Debt Securities.

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including (1) the specific designation of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

                                      4
      PAGE 5

(6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (9) the obligation, if any, of the Corporation to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;
(10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Corporation or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of the Corporation specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; and (17) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1 of the Indenture.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5 of the Indenture.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Corporation maintained for that

                                      5
      PAGE 6

purpose as the Corporation may designate from time to time, except that, at the option of the Corporation, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the Indenture.)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the Prospectus Supplement. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Corporation will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section
9.2 of the Indenture.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Corporation maintained for such purpose as designated by the Corporation from time to time. (Sections 3.5 and 9.2 of the Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section
3.5 of the Indenture.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of the Indenture.)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Corporation expects that the following provisions will apply to depository arrangements.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through

                                      6
      PAGE 7

participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Section 3.8 of the Indenture.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Corporation understands that, under existing industry practices, if the Corporation requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Corporation expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. The Corporation also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. None of the Corporation, the Trustee or any agent of the Corporation or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of the Indenture.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Corporation within 90 days, the Corporation will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the

                                      7
      PAGE 8

Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of the Indenture.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of the Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE CORPORATION

     The Corporation shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (i) the corporation formed by such consolidation or into which the Corporation is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of the Corporation under the Indenture, and (ii) immediately after giving effect to such transaction, no Event of Default shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Corporation is merged or to which such sale is made, shall succeed to, and be substituted for the Corporation under the Indenture. (Section 7.1 of the Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Corporation (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable. (Section 5.2 of the Indenture.)

     Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to the Corporation by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of the Corporation or any Restricted Subsidiary (as defined below) for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Corporation by the Trustee or to the Corporation and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of the Corporation or its Restricted Subsidiaries. (Section 5.1 of the Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indenture.)

                                      8
      PAGE 9

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6 of the Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of the Indenture.)

     The Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section
5.8 of the Indenture.)

     The Indenture includes a covenant that the Corporation will file annually with the Trustee a certificate as to the Corporation's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security. (Section 5.7 of the Indenture.)

LIMITATION ON ISSUANCE OR DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES

     The Corporation will not, nor will it permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any shares of capital stock (other than nonvoting preferred stock) of any Restricted Subsidiary, except for (i) directors' qualifying shares; (ii) sales or other dispositions to the Corporation or one or more Restricted Subsidiaries; (iii) the disposition of the entire capital stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such capital stock as determined by the Corporation's Board of Directors; (iv) any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Corporation or any Restricted Subsidiary; or (v) any issuance, sale, assignment, transfer or other disposition for fair value as determined by the Corporation's Board of Directors if, after giving effect thereto, the Corporation and its Restricted Subsidiaries would own more than 50% of the issued and outstanding voting stock of such Restricted Subsidiary. (Section 9.8 of the Indenture.)

LIMITATION ON LIENS ON STOCK OF RESTRICTED SUBSIDIARIES

     The Corporation will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of capital stock of any Restricted Subsidiary, other than Debt owing to the Corporation or a Restricted Subsidiary, without effectively providing that all outstanding Debt Securities (together with, if the Corporation shall so elect, any other indebtedness of the Corporation ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt. (Section 9.9 of the Indenture.)

     For purposes of the Indenture, "Restricted Subsidiary" shall mean each of the Corporation's currently owned insurance and reinsurance subsidiaries incorporated under the laws of any state of the United States, except The South Place Syndicate, Inc., The Maiden Lane Syndicate, Inc. and First Insurance Company of Hawaii, Ltd. and its subsidiaries. The Restricted Subsidiaries accounted for approximately 86.7% of the Corporation's consolidated revenues for the year ended December 31, 1993 and approximately 81.5% of its consolidated assets at December 31, 1993.

                                      9
      PAGE 10

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Corporation and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Corporation and the assumption of the covenants of the Corporation by a successor to the Corporation; (ii) to add to the covenants of the Corporation or surrender any right or power of the Corporation; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. (Section 8.1 of the Indenture.)

     The Indenture also contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Corporation to maintain an office or agency in the places and for the purposes specified in the Indenture; or (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the Prospectus Supplement, the Corporation may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Corporation must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or

                                      10
      PAGE 11

covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. (Article 4 of the Indenture.) If indicated in the Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1 of the Indenture.)

     The Corporation may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Corporation exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If the Corporation exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture. The Corporation may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business.

                             PLAN OF DISTRIBUTION

     The Corporation may sell any of the Debt Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Corporation to purchasers.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Debt Securities may be solicited by agents designated by the Corporation from time to time. Any such agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Debt Securities so offered and sold.

     If Debt Securities are sold by means of an underwritten offering, the Corporation will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Debt Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting

                                      11
      PAGE 12

agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities if any are purchased.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Corporation will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Debt Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Debt Securities may be solicited directly by the Corporation and the sale thereof may be made by the Corporation directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Corporation against certain liabilities, including liabilities under the Securites Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Corporation and its subsidiaries in the ordinary course of business.

     Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Corporation. Any remarketing firm will be identified and the terms of its agreement, if any, with the Corporation and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Corporation to indemnification or contribution by the Corporation against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Corporation in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Corporation may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from the Corporation at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Corporation.

                                LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Corporation by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 and for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

                                   EXPERTS

     The consolidated financial statements and related schedules of the Corporation as of December 31, 1993 and 1992, and for each of the years in the three year period ended December 31, 1993, incorporated by reference in or included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been incorporated herein by reference in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The reports of KPMG Peat Marwick refer to The Continental Corporation and subsidiaries' change in methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," and No. 115, "Accounting For Certain Investments in Debt and Equity Securities," in 1993. The Continental Corporation and subsidiaries adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes," in 1992.

                                      12
      PAGE 1

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee                      $31,250
Rating agency fees*                                                 90,000
Fees and expenses of Trustee*                                       12,000
Blue Sky and legal investment fees and expenses*                    25,000
Printing and engraving expenses*                                    50,000
Accountant's fees and expenses*                                     25,000
Legal fees and expenses*                                            75,000
Miscellaneous expenses*                                             15,000

     Total                                                        $323,250




*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     A. Reference is made to Sections 721 through 726 of the Business Corporation Law of the State of New York as to indemnification by the Corporation of its directors and officers.

     B. Section 12 of Article III of the Corporation's By Laws provides as follows with respect to the indemnification of the Corporation's directors and officers:

          Section 12. Indemnification of Directors and Officers.

             (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or is or was serving such employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

             (b) the Corporation shall indemnify any person made, or threatened to be made, a party of an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or that he, his testator or intestate is or was a director or officer of the Corporation and is or was serving at the request of the Corporation any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against amounts paid in settlement and expenses (including attorneys' fees)

                                     II-1
      PAGE 2

        incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

             (c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent shall not in itself create a presumption that any such person has not met the standard of conduct set forth herein.

             (d) For the purpose of this Section 12: (i) a person shall be deemed to be serving a corporation at the request of the Corporation if such corporation is a Subsidiary; (ii) a person shall be deemed to be serving an employee benefit plan at the request of the Corporation if such plan's members are employees of the Corporation or one or more of its Subsidiaries or both and if the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; (iii) a person shall be deemed to be serving any other corporation or employee benefit plan or any partnership, joint venture, trust or other enterprise at the request of the Corporation only if specifically approved by the Corporation pursuant to procedures adopted by the Corporation for such purpose;
        (iv) excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines;
        (v) "Subsidiary" shall mean any corporation incorporated in the United States, a majority of the outstanding voting shares of which shall be owned by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries; and (vi) references herein to one gender shall be deemed to include the other.

             (e) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraph (a) or (b) of this Section 12 shall be entitled to indemnification as authorized therein. Any indemnification in any other case, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case:

                (i) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding giving rise to the indemnity claim upon a finding that the director or officer has met the standard of conduct set forth in paragraphs (a) and (b) of this Section 12; or

                (ii) if a quorum under the foregoing clause (i) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

                     (A) by the Board of Directors upon the opinion in writing
                of independent legal counsel (i.e., a reputable lawyer or law firm not under regular retainer from the Corporation or any subsidiary corporation) that indemnification is proper in the circumstances because the standard of conduct set forth in paragraphs (a) and (b) of this Section 12 has been met by such director or officer, or

                     (B) by the shareholders of the Corporation upon a finding
                that the director or officer has met such standard of conduct.

             (f) Expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount in case he is ultimately found, in accordance with this Section, not to be entitled to

                                     II-2
      PAGE 3

        indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.

             (g) Any indemnification of a director or officer of the Corporation under this Section or advancement of expense shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advancement of expenses granted by this Section shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under paragraph (f) of this Section where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs
        (a) and (b) of this Section 12, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that indemnification of the claimant is not proper in the circumstances, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

             (h) The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director or officer. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation is hereby authorized to provide further indemnification if it deems it advisable, by resolution of shareholders or directors, by amendment of these by laws or by agreement.

     C. The directors and officers of the Corporation are covered by insurance policies maintained by the Corporation at its expense insuring the directors and officers against certain liabilities which might be incurred by them in such capacities including liabilities arising under the Securities Act of 1933.

                                     II-3
      PAGE 4

     D. On May 26, 1988, the shareholders approved an amendment to the Corporation's Certificate of Incorporation relating to liability of the directors of the Corporation by adding the following new Article 8:

          "8. No director of the Corporation shall be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall limit the liability of a director (a) if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law, or (b) for any act or omission prior to the adoption of this Article 8."

     Reference is made to Section 719 of the Business Corporation Law of the State of New York referred to in such new Article 8, as to liability of the Corporation's directors for certain actions.

     E. The underwriters or agents on whose behalf the agreement listed as
Exhibit 1 to this Registration Statement will be executed will agree therein to indemnify the Corporation's directors, officers and controlling persons against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the Corporation by or on behalf of such underwriters for use in the Registration Statement.

ITEM 16. EXHIBITS.

EXHIBIT
  NO.                            DESCRIPTION

 1   -Form of Underwriting Agreement.*
 4.1 -Indenture, dated as of March 15, 1992 between the Corporation and The Bank of New York, Trustee. (Filed as Exhibit No. 1 to the Corporation's Report on Form 8-K filed with the Commission on April 15, 1992 and incorporated herein by reference).
 4.2 -Supplemental Indenture No. 1, dated as of April 1, 1992 between the Corporation and The Bank of New York, Trustee
      (Filed as Exhibit No. 2 to the Corporation's Report on Form 8-K
      filed with the Commission on April 15, 1992 and incorporated herein by reference).
 4.3 -Supplemental Indenture No. 2, dated as of August 15, 1992 between the Corporation and The Bank of New York, Trustee
      (Filed as Exhibit No. 1 to the Corporation's Report on Form 8-K
      filed with the Commission on August 27, 1992 and
      incorporated herein by reference).
 4.4 -Supplemental Indenture No. 3, dated as of March 1, 1993 between the Corporation and The Bank of New York, Trustee
      (Filed as Exhibit No. 1 to the Corporation's Report on Form 8-K
      filed with the Commission on February 24, 1993 and
      incorporated herein by reference).
 5   -Opinion of Debevoise & Plimpton.+
12   -Computation of Ratio of Earnings to Fixed Charges.
23.1 -Consent of KPMG Peat Marwick.
23.2 -Consent of Debevoise & Plimpton (included in Exhibit 5).+
24   -Powers of Attorney.+
25   -Statement of Eligibility of Trustee.+
28   -Statutory Loss Development of Property/Casualty and Reinsurance and
      Surplus Lines Subsidiaries (Filed as Exhibit No. 28 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated by reference herein).



* The form of Underwriting Agreement, and the form or forms of Debt Securities, with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

+ Previously filed.

                                     II-4
      PAGE 5

ITEM 17. UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Rule 430A Offering.

     The undersigned hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-5
      PAGE 6

     (d) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person to the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-6
      PAGE 7

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE CONTINENTAL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MAY 13, 1994.

                                          THE CONTINENTAL CORPORATION
                                               By: /s/JOHN P.MASCOTTE
                                                   (John P. Mascotte)
                                          Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

    SIGNATURES                       TITLE                         DATE

/s/JOHN P. MASCOTTE       Chairman, Chief Executive Officer    May 13, 1994
(John P. Mascotte)        and Director
/s/J. HEATH FITZSIMMONS   Senior Vice President and Chief      May 13, 1994
(J. Heath Fitzsimmons)    Financial Officer (Principal
                          Financial Officer)
/s/WILLIAM A. ROBBIE      Vice President and Chief             May 13, 1994
(William A. Robbie)       Accounting Officer (Principal
                          Accounting Officer)
IVAN A. BURNS             Director

ALEC FLAMM                Director

IRVINE O. HOCKADAY, JR.   Director

JOHN E. JACOB             Director

JOHN F. MCGILLICUDDY      Director

RICHARD DE J. OSBORNE     Director                By /s/William F. Gleason Jr.
                                                   (William F. Gleason, Jr.)
CHARLES A. PARKER         Director                     Attorney-in-Fact

JOHN W. ROWE              Director                      May 13, 1994

PATRICIA CARRY STEWART    Director

FRANCIS T. VINCENT, JR.   Director

MICHAEL WEINTRAUB         Director

ANNE WEXLER               Director

                                     II-7